Pacific Advisors Fund Inc.
Results of Special Meeting of Shareholders (Unaudited)
"Held on October 27, 2010 and November 30, 2010 (following adjournment)1"

"Shares outstanding (all classes) on record date (August 27, 2010):"
        Government Securities Fund      "504,082"
        Income and Equity Fund  "924,096"
        Balanced Fund   "1,683,282"
        Large Cap Value Fund    "375,674"
        Mid Cap Value Fund      "560,720"
        Small Cap Value Fund    "4,051,443"

"Total shares voting on October 27, 2010 (except Proposal 2):"
        Government Securities Fund   "395,479"  (78.5% of shares outstanding)
        Income and Equity Fund  "849,342"       (91.9% of shares outstanding)
        Balanced Fund   "1,340,616"     (79.6% of shares outstanding)
        Large Cap Value Fund    "220,669"       (58.7% of shares outstanding)
        Mid Cap Value Fund      "417,820"       (74.5% of shares outstanding)
        Small Cap Value Fund    "2,714,076"     (67.0% of shares outstanding)

"Total shares voting on November 30, 2010 (Proposal 2 only):"
        Government Securities Fund   "423,329"  (84.0% of shares outstanding)
        Income and Equity Fund  "849,188"       (91.9% of shares outstanding)
        Balanced Fund   "1,421,968"     (84.5% of shares outstanding)
        Large Cap Value Fund    "228,005"       (60.7% of shares outstanding)
        Mid Cap Value Fund      "428,710"       (76.5% of shares outstanding)
        Small Cap Value Fund    "2,789,454"     (68.9% of shares outstanding)

PROPOSAL 1 - Election of directors

        Government Securities Fund
        Director "Votes ""For""" "% of shares voting ""For""2"
                 "Votes ""Withheld""" "% of shares ""withheld"""
        Victoria Breen      "393,176"  99.4%   "2,303" 0.6%
        L. Michael Haller   "393,176"  99.4%   "2,303" 0.6%
        George A. Henning   "393,176"  99.4%   "2,303" 0.6%
        Peter C. Hoffman    "393,176"  99.4%   "2,303" 0.6%
        Takashi Makinodan   "393,176"  99.4%   "2,303" 0.6%
        Gerald Miller       "393,176"  99.4%   "2,303" 0.6%
        Louise Taylor       "393,176"  99.4%   "2,303" 0.6%

        Income and Equity Fund
        Director "Votes ""For""" "% of shares voting ""For""2"
                 "Votes ""Withheld""" "% of shares ""withheld"""
        Victoria Breen      "840,503"  99.0%   "8,839" 1.0%
        L. Michael Haller   "840,503"  99.0%   "8,839" 1.0%
        George A. Henning   "840,503"  99.0%   "8,839" 1.0%
        Peter C. Hoffman    "840,503"  99.0%   "8,839" 1.0%
        Takashi Makinodan   "840,503"  99.0%   "8,839" 1.0%
        Gerald Miller       "840,503"  99.0%   "8,839" 1.0%
        Louise Taylor       "840,503"  99.0%   "8,839" 1.0%

        Balanced Fund
        Director "Votes ""For""" "% of shares voting ""For""2"
                 "Votes ""Withheld""" "% of shares ""withheld"""
        Victoria Breen    "1,324,455"  98.8%   "16,160"    1.2%
        L. Michael Haller "1,324,455"  98.8%   "16,160"    1.2%
        George A. Henning "1,324,455"  98.8%   "16,160"    1.2%
        Peter C. Hoffman  "1,324,455"  98.8%   "16,160"    1.2%
        Takashi Makinoda  "1,324,455"  98.8%   "16,160"    1.2%
        Gerald Miller     "1,324,455"  98.8%   "16,160"    1.2%
        Louise Taylor     "1,324,455"  98.8%   "16,160"    1.2%

        Large Cap Value Fund
        Director "Votes ""For""" "% of shares voting ""For""2"
                 "Votes ""Withheld""" "% of shares ""withheld"""
        Victoria Breen      "214,258"  97.1%   "6,411" 2.9%
        L. Michael Haller   "214,258"  97.1%   "6,411" 2.9%
        George A. Henning   "214,258"  97.1%   "6,411" 2.9%
        Peter C. Hoffman    "214,258"  97.1%   "6,411" 2.9%
        Takashi Makinodan   "214,258"  97.1%   "6,411" 2.9%
        Gerald Miller       "214,258"  97.1%   "6,411" 2.9%
        Louise Taylor       "214,258"  97.1%   "6,411" 2.9%

        Mid Cap Value Fund
        Director "Votes ""For""" "% of shares voting ""For""2"
                 "Votes ""Withheld""" "% of shares ""withheld"""
        Victoria Breen      "417,203   99.9%     617     0.1%
        L. Michael Haller   "417,203"  99.9%     617     0.1%
        George A. Henning   "417,203"  99.9%     617     0.1%
        Peter C. Hoffman    "417,203"  99.9%     617     0.1%
        Takashi Makinodan   "417,203"  99.9%     617     0.1%
        Gerald Miller       "417,203"  99.9%     617     0.1%
        Louise Taylor       "417,203"  99.9%     617     0.1%

        Small Cap Value Fund
        Director "Votes ""For""" "% of shares voting ""For""2"
                 "Votes ""Withheld""" "% of shares ""withheld"""
        Victoria Breen    "2,642,160"   97.4%   "71,916"   2.6%
        L. Michael Haller "2,639,937"   97.3%   "74,139"   2.7%
        George A. Henning "2,641,874"   97.3%   "72,202"   2.7%
        Peter C. Hoffman  "2,642,334"   97.4%   "71,743"   2.6%
        Takashi Makinodan "2,638,479"   97.2%   "75,597"   2.8%
        Gerald Miller     "2,640,010"   97.3%   "74,066"   2.7%
        Louise Taylor     "2,640,081"   97.3%   "73,995"   2.7%

PROPOSAL 2 - To approve a change to the Funds? fundamental policy regarding borrowing

Fund "Votes ""For""" "% of outstanding shares voting ""For""3"
     "Votes ""Against""" "% of outstanding shares voting ""Against"""
     Votes abstaining4       % of outstanding shares abstaining
Government Securities Fund  "288,537"  57.2%   "9,461" 1.9% "125,332" 24.9%
Income and Equity Fund      "544,624"  58.9%  "30,616" 3.3% "273,949" 29.6%
Balanced Fund               "898,093"  53.4%  "29,464" 1.8% "494,412" 29.4%

Fund "Votes ""For""" "% of shares voting ""For""3" "Votes ""Against"""
     "% of shares voting ""Against"""        Votes abstaining4
      % of shares abstaining
Large Cap Value Fund        "187,811"  82.4%   "6,411" 2.8%  "33,784" 14.8%
Mid Cap Value Fund          "331,835"  77.4%   "1,602" 0.4%  "95,273" 22.2%
Small Cap Value Fund      "1,982,835"  71.1%  "50,863" 1.8% "755,756" 27.1%

PROPOSAL 3 - To approve a change to the investment objective of the
             Large Cap Value Fund (formerly the Growth Fund)

    "Votes ""For""" "% of shares voting ""For""3"   "Votes ""Against"""
    "% of shares voting ""Against"""        Votes abstaining4
    % of shares abstaining
      "180,036"       81.6%   "6,873" 3.1%    "33,759"    15.3%

PROPOSAL 4 - To approve a change to the investment objective of the
             Mid Cap Value Fund (formerly the Multi-Cap Value Fund)

    "Votes ""For""" "% of shares voting ""For""3"   "Votes ""Against"""
    "% of shares voting ""Against"""        Votes abstaining4
    % of shares abstaining
      "306,886"       73.4%   "1,602" 0.4%   "109,332"    26.2%

"1The meeting for Proposal 2 to approve a change to the Funds?
  fundamental policy regarding borrowing only was held on November 30, 2010. The meeting for all other Proposals was held on October 27, 2010."
2Election required the affirmative vote of a plurality of votes cast by shareholders (abstentions did not count as votes cast.)
"3Approval required the affirmative vote of a ?majority of the outstanding voting securities? of the appropriate Fund. Under the Investment Company Act of 1940, the vote of a ?majority of the outstanding voting securities? means the affirmative vote of the lesser of (a) 67% or more of the total shares voting at the meeting or represented by proxy if the holders of more than 50% of the outstanding voting securities are present or represented by proxy, or (b) more than 50% of the total shares outstanding."
4Includes broker non-votes.



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